FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SECOND QUARTER 2010 RESULTS

Toronto, Ontario, August 10, 2010 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the period ended July 3, 2010. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted. Please note that as a result of the June 2010 sale of the Company’s Food Distribution assets, all results from operations related to this business have been excluded from operating results and are now reported as discontinued operations for all comparable periods.

For the second quarter of 2010 the Company realized revenues of $235.9 million versus second quarter 2009 revenues of $216.1 million, a year over year increase of 9.2% . Revenues in SunOpta Foods were $212.7 million, an increase of 5.5% versus the second quarter of 2009. After adjusting for movements in foreign exchange rates and commodity prices, revenues in SunOpta Foods increased approximately 6.9% versus the second quarter of 2009, reflecting continued momentum in the natural and organic foods sector. All operating segments realized increased revenues and operating income1 year over year.

For the second quarter of 2010 the Company reported net income on a GAAP basis of $20.5 million or $0.31 per diluted common share versus net income in the second quarter of 2009 of $1.8 million or $0.03 per diluted common share. Included in the results of the second quarter was a gain on the sale of the Canadian Food Distribution assets of $13.8 million or $0.21 per diluted common share.

Earnings from operations1 for the second quarter of 2010 were $6.7 million or $0.10 per diluted common share. Earnings from operations1 for the second quarter include additional pre-tax costs of approximately $1.3 million, including legal and professional fees and costs related to ongoing facility and operational rationalizations.

Operating income1 increased to $11.8 million or 5.0% of revenues versus operating income1 in the prior year of $4.6 million or 2.1% of revenues. Operating income1 in SunOpta Foods increased to $12.8 million or 6.0% of revenues versus $6.8 million or 3.4% in the prior year.

EBITDA1 for the second quarter of 2010, excluding the benefits of one-time gain items and contributions from discontinued operations increased 75% to $15.8 million versus $9.0 million in 2009, indicative of the improved operating performance realized in the business.

For the year to date period ended July 3, 2010 the Company has realized revenues of $453.3 million versus year to date second quarter 2009 revenues of $407.4 million, a year over year increase of 11.3% . Revenues in SunOpta Foods for the period were $411.6 million, an increase of 8.8% versus the first half of 2009. After adjusting for movements in foreign exchange rates and commodity prices, the increase in food revenues remained constant at approximately 8.8% versus the first half of 2009. Year to date all operating segments have realized increased revenues and operating income1 versus the prior year.

1 See discussion and reconciliation of Non-GAAP Measures

Year to date the Company has realized net income on a GAAP basis of $25.1 million or $0.38 per diluted common share versus net income in 2009 of $0.1 million or $0.00 per diluted common share. Included in the year to date results was a gain on the sale of the Canadian Food Distribution assets of $13.8 million or $0.21 per diluted common share.

Earnings from operations1 for the first half of 2010 were $11.3 million or $0.17 per diluted common share. Earnings from operations in the first half also include additional pre-tax costs of approximately $3.6 million, including legal and professional fees and costs related to ongoing facility and operational rationalizations.

Year to date the Company has realized operating income1 of $20.8 million or 4.6% of revenues versus operating income1 in the prior year of $3.0 million or 0.7% of revenues. Operating income1 in SunOpta Foods increased to $24.2 million or 5.9% of revenues versus $8.8 million or 2.3% in the prior year.

The Company has realized EBITDA1 through the six month period ended July 3, 2010 of $29.2 million versus $11.7 million in the prior year, an increase of 150%, excluding the benefit of one-time items and the benefit of discontinued operations.

At July 3, 2010 the Company’s balance sheet reflects a current working capital ratio of 1.71 to 1.00, long-term debt to equity ratio of 0.33 to 1.00 and total debt to equity ratio of 0.43 to 1.00. During the second quarter the Company generated cash from continuing operations of $16.6 million versus $11.0 million in the prior year, due primarily to increased earnings from operating activities. At July 3, 2010 the Company has total assets of $500.8 million and a net book value of $3.84 per outstanding share.

At quarter-end, the Company is in compliance with all banking covenants.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “We are very pleased with our second quarter and year to date results which are indicative of numerous initiatives which have been implemented, centered on improving operating results within our core business segments while at the same time improving our return on assets employed. We continue to focus on these core operating processes and believe that the initiatives are having the expected positive effect on our results. At the same time our balance sheet has also improved significantly with lower debt levels and improved return on net assets employed. Our continued focus on margin improvement and asset management combined with strong consumer interest in health and wellness positions our Company for long-term success.”

The Company plans to host a conference call at 10:00 a.m. Eastern Time on Wednesday, August 11th, 2010 to discuss these results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between August 11th and 18th with the toll free dial-in number 1–800-642-1687 or 706-645-9291 followed by pass code: 86530032#.

1 See discussion and reconciliation of Non-GAAP Measures

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Foods, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.4 % owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. SunOpta believes that each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, management’s expectations regarding improving our operating results and return on assets employed and our continued focus on margin improvement. The terms and phrases “improving”, “continue”, “remain confident”, “positions”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer trends, preferences and spending patterns, product pricing levels, current customer demand, competitive intensity, cost rationalization and product development initiatives,. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	July 3,	June 30,
	2010	2009	%
	$	$	change

Revenues	235,939	216,099	9.2%
Cost of goods sold	197,351	187,748	5.1%
Gross profit	38,588	28,351	36.1%
Warehousing and distribution expenses	1,122	974	15.2%
Selling, general and administrative expenses	24,764	22,364	10.7%
Intangible asset amortization	1,144	1,085	5.4%
Other (income) expense, net	(65)	116	156.0%
Foreign exchange gain	(193)	(672)	71.3%
Earnings from continuing operations before the following	11,816	4,484	163.5%
Interest expense, net	2,618	3,470	(24.6%	)
Earnings from continuing operations before income taxes	9,198	1,014	807.1%
Provision for income taxes	1,895	388	388.4%
Earnings from continuing operations for the period	7,303	626	1,066.6%
Discontinued operations
(Loss) earnings from discontinued operations, net of taxes	(460)	920	(150.0%	)
Gain on sale of discontinued operations, net of taxes	13,809	-	n/m
Earnings from discontinued operations	13,349	920	1,351.0%
Earnings for period	20,652	1,546	1,235.8%
Earnings (loss) for the period attributable to non-controlling interests	186	(234)	179.5%
Earnings for the period attributable to SunOpta Inc.	20,466	1,780	1,049.8%
Earnings per share for the period – basic
-from continuing operations	0.11	0.01
-from discontinued operations	0.21	0.02
	0.32	0.03
Earnings per share for the period – diluted
-from continuing operations	0.11	0.01
-from discontinued operations	0.20	0.02
	0.31	0.03

SunOpta Inc.
Consolidated Statements of Operations
For the two quarters ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters	Two quarters
	ended July 3,	ended June 30,
	2010	2009	%
	$	$	change

Revenues	453,310	407,416	11.3%
Cost of goods sold	377,953	354,892	6.5%
Gross profit	75,357	52,524	43.5%
Warehousing and distribution expenses	2,192	1,998	9.7%
Selling, general and administrative expenses	51,556	44,744	15.2%
Intangible asset amortization	2,319	2,283	1.6%
Other expense (income), net	250	(72)	(447.2%	)
Foreign exchange (gain) loss	(1,499)	501	(399.2%	)
Earnings from continuing operations before the following	20,539	3,070	569.0%
Interest expense, net	5,739	6,341	(9.5%	)
Earnings (loss) from continuing operations before income taxes	14,800	(3,271)	552.5%

Provision for (recovery of) income taxes	3,930	(1,061)	470.4%
Earnings (loss) from continuing operations for the period	10,870	(2,210)	591.9%
Discontinued operations
Earnings from discontinued operations, net of taxes	614	1,777	(65.5%	)
Gain on sale of discontinued operations, net of taxes	13,809	-	n/m
Earnings from discontinued operations	14,423	1,777	711.6%
Earnings (loss) for the period	25,293	(433)	n/m
Earnings (loss) for the period attributable to non-controlling interests	214	(556)	138.5%
Earnings for the period attributable to SunOpta Inc.	25,079	123	n/m
Earnings (loss) per share for the period – basic
-from continuing operations	0.16	(0.03)
-from discontinued operations	0.22	0.03
	0.38	0.00
Earnings (loss) per share for the period – diluted
-from continuing operations	0.16	(0.03)
-from discontinued operations	0.22	0.03
	0.38	0.00

SunOpta Inc.
Consolidated Balance Sheets
As at July 3, 2010 and December 31, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	July 3,	December 31,
	2010	2009
	$	$

Assets

Current assets
Cash and cash equivalents	38,355	20,706
Accounts receivable	99,684	78,790
Inventories	146,599	157,547
Prepaid expenses and other current assets	9,079	10,100
Current income taxes recoverable	-	442
Deferred income taxes	5,172	5,457
Current assets held for sale	-	36,774
	298,889	309,816

Property, plant and equipment	106,379	106,066
Goodwill	30,491	31,431
Intangible assets	50,718	55,541
Deferred income taxes	10,758	14,734
Other assets	3,539	2,876
Non-current assets held for sale	-	30,826

	500,774	551,290
Liabilities

Current liabilities
Bank indebtedness	26,085	63,481
Accounts payable and accrued liabilities	80,938	88,401
Customer and other deposits	1,215	1,413
Incomes taxes payable	1,079	-
Other current liabilities	1,914	1,566
Current portion of long-term debt	63,723	52,455
Current portion of long-term liabilities	-	683
Current liabilities held for sale	-	17,904
	174,954	225,903

Long-term debt	17,908	34,734
Long-term liabilities	2,611	2,760
Deferred income taxes	13,010	12,708
Non-current liabilities held for sale	-	487
	208,483	276,592

Preferred shares of a subsidiary company	28,387	28,187

Equity
SunOpta Inc. shareholders’ equity
Capital stock	179,218	178,694
65,170,331 common shares (December 31, 2009 – 64,982,968)
Additional paid in capital	11,064	7,934
Retained earnings	59,225	34,146
Accumulated other comprehensive income	953	12,079
	250,460	232,853
Non-controlling interest	13,444	13,658
Total equity	263,904	246,511

	500,774	551,290

SunOpta Inc.
Consolidated Statements of Cash Flow
For the quarters ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	July 3,	June 30,
	2010	2009
	$	$

Cash provided by (used in)

Operating activities
Earnings for the period attributable to SunOpta Inc.	20,652	1,546
Earnings from discontinued operations	13,349	920
Earnings from continuing operations	7,303	626

Items not affecting cash
Amortization	4,003	4,390
Unrealized (gain) loss on foreign exchange	(326)	291
Deferred income taxes	-	2,378
Other	909	165
Changes in non-cash working capital	4,728	3,107
Net cash flows from operating activities – continuing operations	16,617	10,957
Net cash flows from operating activities – discontinued operations	(607)	518

	16,010	11,475
Investing activities
Increase in short-term investments	-	15,000
Purchases of property, plant and equipment, net	(3,266)	(4,103)
Payment of deferred purchase consideration	(221)	(1,000)
Purchase of patents, trademarks and other intangible assets	(585)	(138)
Other	(131)	(2,282)
Net cash flows from investing activities – continuing operations	(4,203)	7,477
Net cash flows from investing activities – discontinued operations	65,794	(152)

	61,591	7,325
Financing activities
Decrease in line of credit facilities	(58,182)	(2,756)
Borrowings under long-term debt	247	-
Proceeds from the issuance of common shares	305	214
Repayment of long-term debt	(3,067)	(2,510)
Other	(55)	(8)

Net cash flows from financing activities – continuing operations	(60,752)	(5,060)
Net cash flows from financing activities – discontinued operations	-	-
	(60,752)	(5,060)

Foreign exchange (loss) gain on cash held in a foreign currency	(834)	447

Increase in cash and cash equivalents during the period	16,015	14,187

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	(169)
Less: Balance included at end of period	-	(197)

Cash and cash equivalents – beginning of the period	22,340	7,574

Cash and cash equivalents – end of the period	38,355	21,395

SunOpta Inc.
Condensed Consolidated Statements of Cash Flow
For the two quarters ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters	Two quarters
	ended July 3,	ended June 30,
	2010	2009
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss) for the period	25,293	(433)
Earnings from discontinued operations	14,423	1,777
Earnings (loss) from continuing operations	10,870	(2,210)

Items not affecting cash
Amortization	8,418	8,689
Unrealized gain on foreign exchange	(1,418)	(234)
Deferred income taxes	1,125	485
Other	660	(1,020)
Changes in non-cash working capital	(18,033)	1,623
Net cash flows from operating activities – continuing operations	1,622	7,333
Net cash flows from operating activities – discontinued operations	53	(378)

	1,675	6,955
Investing activities
Increase in short-term investments	-	(1,500)
Purchases of property, plant and equipment, net	(9,417)	(8,618)
Payment of deferred purchase consideration	(721)	(1,500)
Purchase of patents, trademarks and other intangible assets	(627)	(202)
Other	165	(2,232)
Net cash flows from investing activities – continuing operations	(10,600)	(14,052)
Net cash flows from investing activities – discontinued operations	65,633	(225)

	55,033	(14,277)
Financing activities
(Decrease) increase in line of credit facilities	(34,796)	9,246
Borrowings under long-term debt	247	716
Proceeds from the issuance of common shares	512	412
Repayment of long-term debt	(4,169)	(6,529)
Other	(243)	61

Net cash flows from financing activities – continuing operations	(38,449)	3,906
Net cash flows from financing activities – discontinued operations	-	-
	(38,449)	3,906

Foreign exchange (loss) gain on cash held in a foreign currency	(627)	253

Increase (decrease) in cash and cash equivalents during the period	17,632	(3,163)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	17	800
Less: Balance included at end of period	-	(197)

Cash and cash equivalents – beginning of the period	20,706	23,955

Cash and cash equivalents – end of the period	38,355	21,395

SunOpta Inc.
Segmented Information
For the quarter ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars)

			Quarter ended
			July 3, 2010
	SunOpta	Opta	SunOpta
	Foods	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	212,744	21,141	2,054	-	235,939

Segment Operating Income	12,817	1,719	(326)	(2,459)	11,751

SunOpta Foods has the following segmented reporting:
			Quarter ended
			July 3, 2010
				International
	Grains and		Fruit	Foods	SunOpta
	Foods	Ingredients	Group	Group	Foods
	$	$	$	$	$

Total revenues from external customers	92,088	17,648	41,352	61,656	212,744

Segment Operating Income	7,188	3,006	1,305	1,318	12,817

			Quarter ended
			June 30, 2009
	SunOpta	Opta	SunOpta
	Foods	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	201,640	14,340	119	-	216,099

Segment Operating Income	6,847	(109)	(837)	(1,301)	4,600

SunOpta Foods has the following segmented reporting:
			Quarter ended
			June 30, 2009
				International
	Grains and		Fruit	Foods	SunOpta
	Foods	Ingredients	Group	Group	Foods
	$	$	$	$	$

Total revenues from external customers	89,717	16,213	39,859	55,851	201,640

Segment Operating Income	5,213	1,890	623	(879)	6,847

(Segment Operating Income is defined as “Earnings before the following” excluding the impact of “other expense (income), net”)

SunOpta Inc.
Segmented Information
For the two quarters ended July 3, 2010 and June 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars)

			Two quarters ended
			July 3, 2010
	SunOpta	Opta	SunOpta
	Foods	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	411,562	39,072	2,676	-	453,310

Segment Operating Income	24,215	3,432	(823)	(6,035)	20,789

SunOpta Foods has the following segmented reporting:
			Two quarters ended
			July 3, 2010
				International
	Grains and		Fruit	Foods	SunOpta
	Foods	Ingredients	Group	Group	Foods
	$	$	$	$	$

Total revenues from external customers	170,933	35,798	84,652	120,179	411,562

Segment Operating Income	12,204	7,218	3,160	1,633	24,215

			Two quarters ended
			June 30, 2009
	SunOpta	Opta	SunOpta
	Foods	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	378,219	29,065	132	-	407,416

Segment Operating Income	8,764	(861)	(1,594)	(3,311)	2,998

SunOpta Foods has the following segmented reporting:
			Two quarters ended
			June 30, 2009
				International
	Grains and		Fruit	Foods	SunOpta
	Foods	Ingredients	Group	Group	Foods
	$	$	$	$	$

Total revenues from external customers	164,056	29,753	77,461	106,949	378,219

Segment Operating Income	9,148	2,712	(534)	(2,562)	8,764

(Segment Operating Income is defined as “Earnings before the following” excluding the impact of “other expense (income), net”)

Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Earnings from Operations as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors and analysts in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income, EBITDA, and earnings from operations should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating Income and EBITDA, including a reconciliation to GAAP earnings for the period, which the Company believes to be the most directly comparable GAAP financial measure.

	Quarter ended	Quarter ended
	July 3,	June 30,
	2010	2009
	$	$

Earnings from continuing operations for the period	7,303	626

Provision for income taxes	1,895	388
Interest expense, net	2,618	3,470
Other (income) expense, net	(65)	116
Operating income	11,751	4,600
Depreciation and amortization	4,003	4,390
Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,754	8,990

	Two quarters	Two quarters
	ended	ended
	July 3,	June 30,
	2010	2009
	$	$

Earnings (loss) from continuing operations for the period	10,870	(2,210)

Provision for (recovery of) income taxes	3,930	(1,061)
Interest expense, net	5,739	6,341
Other expense (income), net	250	(72)
Operating income	20,789	2,998
Depreciation and amortization	8,418	8,689
Earnings before interest, taxes, depreciation and amortization (EBITDA)	29,207	11,687

Earnings from operations and diluted earnings from operations per share are non-GAAP measures. During the quarter and two quarters ended July 3, 2010, the Company recognized two gains and recorded specific expenses related to these gains. As a result, earnings for the period attributable to SunOpta Inc. and earnings per diluted share for the period are adjusted to arrive at per diluted share. The following is a tabular presentation of earnings from operations and earnings from operations per diluted common share, including a reconciliation to GAAP earnings for the period attributable to SunOpta Inc. and diluted earnings per share for the period, which the Company believes to be the most directly comparable GAAP financial measure.

	Quarter Ended
	July 3, 2010
	Diluted earnings
	per share
	for the
	period

Earnings for the period attributable to SunOpta Inc.	$20,466	$0.31
Adjusted for:
Gain on sale of discontinued operations, net of income taxes	(13,809)	(0.21)
Gain on dilution of SunOpta BioProcess’ ownership position in Xylitol Canada	(1,242)	(0.02)
Costs included in discontinued operations incurred as a result of the sale of the Canadian food distribution assets, net of income taxes of $388	902	0.01
Severance costs related to restructuring plan at our natural health products division, net of income taxes of $223	413	0.01
Earnings from operations	$6,730	$0.10

	Two Quarters Ended
	July 3, 2010
	Diluted earnings
	per share
	for the
	period

Earnings for the period attributable to SunOpta Inc.	$25,079	$0.38
Adjusted for:
Gain on sale of discontinued operations, net of income taxes	(13,809)	(0.21)
Gain on dilution of SunOpta BioProcess’ ownership position in Xylitol Canada	(1,242)	(0.02)
Costs included in discontinued operations incurred as a result of the sale of the Canadian food distribution assets, net of income taxes of $388	902	0.01
Severance costs related to restructuring plan at our natural health products division, net of income taxes of $223	413	0.01
Earnings from operations	$11,343	$0.17